Exhibit 99.1

Aspen Aerogels, Inc. Reports Second Quarter 2016 Financial Results

and Recent Business Highlights

NORTHBOROUGH, Mass., August 4, 2016 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its second quarter of 2016, which ended June 30, 2016, and discussed business highlights from the quarter.

Total revenue for the quarter of $27.7 million reflected a decline of 8% compared to the second quarter last year. Second quarter net loss improved to $1.4 million compared to a net loss of $2.7 million in the second quarter of 2015. Net loss per share for the quarter was $0.06 compared to a loss of $0.12 in the second quarter of 2015.

Adjusted EBITDA for the second quarter of 2016 improved to $2.5 million compared to $1.3 million in the second quarter of 2015. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA for the second quarter of 2016 reflected $0.4 million or $0.02 per share of legal and related expense associated with Aspen Aerogels’ ongoing patent enforcement actions at the U.S. International Trade Commission and in the German courts.

Second Quarter 2016 Highlights

•	Gross profit increased 30% year-over-year to $6.7 million, with a gross margin of 24%

•	Net loss decreased 49% year-over-year to $1.4 million

•	Adjusted EBITDA nearly doubled year-over-year to $2.5 million

•	Strategic partnership established with BASF targeting the building materials market

“We achieved solid improvement in gross profit, net loss and Adjusted EBITDA supported by output from our third production line, despite the previously anticipated weakness in the upstream market. Resurgent demand in the building materials market and strong growth in the Asian and North American energy markets helped offset the declines in demand in the subsea market and reduced shipments to the South Asian petrochemical project during the quarter,” said Don Young, President and CEO of Aspen Aerogels.

“We made great progress during the quarter in our efforts to diversify our markets, to increase our capacity and to expand the reach of our technology. We signed an exclusive supply agreement and a joint development agreement with BASF initially focused on the building materials market. We completed third phase engineering designs for our planned Statesboro, Georgia, manufacturing facility and effectively financed a portion of the construction costs with the scheduled prepayments under our supply agreement with BASF. In addition, we commenced construction of the pilot line in our East Providence facility designed to support the creation of next generation products for both new and existing markets. We expect to complete the pilot line in the third quarter of this year,” continued Mr. Young.

2016 Financial Outlook

Aspen Aerogels updates its 2016 full year outlook as follows:

•	Total revenue is expected to range between $117 million and $125 million, unchanged from prior guidance

•	Net loss is expected to range between $6.8 million and $8.6 million, our initial net loss guidance

•	Adjusted EBITDA is expected to range between $7.0 million and $8.5 million, down from the prior guidance range of $11.5 million to $13.0 million, reflecting an expected $3.4 million to $3.9 million of costs and expenses associated with our patent enforcement actions for the year

•	Net loss per share is expected to range between $0.30 and $0.37, down from the prior guidance range of $0.09 to $0.16 per share, also reflecting the expected patent enforcement costs

Our updated 2016 outlook also assumes depreciation and amortization of between $9.8 million and $10.0 million, stock compensation expense of between $5.3 million and $5.4 million, interest expense of $0.2 million, and weighted average shares outstanding of 23.2 million for the full year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2016 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing and interest expense or experience other events in 2016 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the second quarter results and business highlights will be webcast at 5:00 pm EDT on August 4, 2016. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only) passcode “49548813”, or +1 647-788-4901 (international) passcode “49548813”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2016 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2016 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for the supply agreement and joint development agreement to create new product and market opportunities and to assist in Aspen Aerogel’s market diversification and growth strategy, and for the prepayments associated with the supply agreement, which are subject to certain conditions, to provide a source of financing for some portion of the cost of the planned construction of Aspen Aerogels’ proposed manufacturing plant to be located in Statesboro, Georgia; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ technology strategy and implementation; beliefs about the benefits of the pilot line in the East Providence, Rhode Island, facility, future operating performance on an annual or other basis; accounting and other assumptions involved in arriving at the expectations; and expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any inability by Aspen Aerogels to meet the conditions to which the potential future prepayments from BASF are subject; any inability by Aspen Aerogels or BASF to achieve the goals of the strategic partnership, including an inability to create meaningful revenue under the supply agreement, and an inability to create new product and market opportunities, including in the building materials market; any failure to construct or operate the pilot line; any sustained downturn in the energy industry and/or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth plan requires in a timely manner; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the failure of Aspen Aerogels to achieve anticipated improvement in profit margins; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$19,737	$32,804
Accounts receivable, net	24,734	20,624
Inventories	11,788	6,532
Prepaids and other current assets	1,635	1,687

Total current assets	57,894	61,647
Property, plant, and equipment, net	81,146	78,322
Other assets	147	105

Total assets	$139,187	$140,074

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,208	$10,684
Accrued expenses	4,114	5,568
Deferred revenue	449	681
Other current liabilities	47	476

Total current liabilities	16,818	17,409
Other long-term liabilities	358	191

Total liabilities	17,176	17,600
Total stockholders’ equity	122,011	122,474

Total liabilities and stockholders’ equity	$139,187	$140,074

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Product	$27,123	$29,755	$59,409	$52,966
Research services	595	341	1,130	630

Total revenue	27,718	30,096	60,539	53,596

Cost of revenue:
Product	20,723	24,814	46,715	43,659
Research services	342	173	644	313

Gross profit	6,653	5,109	13,180	9,624
Operating expenses:
Research and development	1,286	1,551	2,596	2,855
Sales and marketing	2,821	2,722	5,883	5,054
General and administrative	3,894	3,534	7,807	7,157

Total operating expenses	8,001	7,807	16,286	15,066

Loss from operations	(1,348)	(2,698)	(3,106)	(5,442)
Interest expense, net	(39)	(45)	(78)	(90)

Total interest expense, net	(39)	(45)	(78)	(90)

Net loss:	$(1,387)	$(2,743)	$(3,184)	$(5,532)

Net loss per share:
Basic	$(0.06)	$(0.12)	$(0.14)	$(0.24)

Diluted	$(0.06)	$(0.12)	$(0.14)	$(0.24)

Weighted-average common shares outstanding:
Basic and diluted	23,111,127	22,999,988	23,087,299	22,996,152

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(amounts in thousands)
Product shipments in square feet	9,943	11,150	21,789	19,929

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated August 4, 2016 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time, that we do not believe are indicative of our core operating performance.

For the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(amounts in thousands)
Net loss	$(1,387)	$(2,743)	$(3,184)	$(5,532)
Depreciation and amortization	2,416	2,574	4,826	4,759
Stock-based compensation	1,433	1,404	2,803	2,699
Interest expense	39	45	78	90

Adjusted EBITDA	$2,501	$1,280	$4,523	$2,016

For the 2016 full year financial outlook:

	Year Ending December 31, 2016
	Low	High
	(amounts in thousands)
Net loss	$(8,600)	$(6,800)
Depreciation and amortization	10,000	9,800
Stock-based compensation	5,400	5,300
Interest expense	200	200

Adjusted EBITDA	$7,000	$8,500